UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 27, 2018
Date of Report (Date of earliest event reported)

NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

609 Deep Valley Drive, Suite 395, Rolling Hills Estates, California 90274
(Address of principal executive offices, including zip code)

(310) 541-0888
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2018, the Board of Directors (the “Board”) of Natural Health Trends Corp. (the “Company”) amended and restated the Company’s Bylaws (as so amended and restated, the “Bylaws”) to (1) require advance notice and specified information for stockholders seeking to present director nominations or business proposals to a stockholder vote, (2) formally require an audit committee, and (3) require that certain types of lawsuits may only be pursued in the Court of Chancery of the State of Delaware.

The foregoing description of the amendments to the Bylaws is a summary only and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
3.1       Amended and Restated Bylaws of Natural Health Trends Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2018

NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Amended and Restated Bylaws of Natural Health Trends Corp.